December 20, 2019

Mutual Fund Series Trust 17645 Wright Street, Suite 200 Omaha NE 68130

Re: Mutual Fund Series Trust, File Nos. 333-132541 and 811-21872

Ladies and Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 432 to the Registration Statement, File Nos. 333-132541 and 811-21872 (the “Registration Statement”), of Mutual Fund Series Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof. The opinions expressed herein are limited to matters of Ohio business trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.

Based upon the foregoing, we are of the opinion that the shares of the following series of the Trust (collectively, the “Funds”), if issued in accordance with the then-current Prospectus and Statement of Additional Information of the applicable Funds, will be legally issued, fully paid and non-assessable:

AlphaCentric Energy Income Fund	Class A, C and I
AlphaCentric Income Opportunities Fund	Class A, C, I and T
AlphaCentric LifeSci Healthcare Fund	Class A, C, and I
AlphaCentric Municipal Opportunities Fund	Class A, C, and I
AlphaCentric Premium Opportunity Fund	Class A, C, I and T
AlphaCentric Symmetry Strategy Fund	Class A, C, and I
Camelot Excalibur Small Cap Income Fund	Class A, C, and I
Camelot Premium Return Fund	Class A, C, and I
Catalyst Buyback Strategy Fund	Class A, C, I and T
Catalyst Dynamic Alpha Fund	Class A, C, I and T
Catalyst Enhanced Core Fund	Class A, C, I and T
Catalyst Enhanced Income Strategy Fund	Class A, C and I
Catalyst Growth of Income Fund	Class A, C, I and T
Catalyst Hedged Commodity Strategy Fund	Class A, C, I and T
Catalyst Hedged Futures Strategy Fund	Class A, C, I and T

Catalyst Insider Buying Fund	Class A, C, I and T
Catalyst Insider Income Fund	Class A, C, I and T
Catalyst MLP & Infrastructure Fund	Class A, C, I and T
Catalyst Multi-Strategy Fund	Class A, C, I and T
Catalyst Small-Cap Insider Buying Fund	Class A, C, I and T
Catalyst Systematic Alpha Fund	Class A, C, I and T
Catalyst/CIFC Floating Rate Income Fund	Class A, C, I and T
Catalyst/Exceed Defined Risk Fund	Class A, C, I and T
Catalyst/Exceed Defined Shield Fund	Class A, C, I and T
Catalyst/Lyons Tactical Allocation Fund	Class A, C, I and T
Catalyst/MAP Global Balanced Fund	Class A, C, I and T
Catalyst/MAP Global Equity Fund	Class A, C, I and T
Catalyst/Millburn Hedge Strategy Fund	Class A, C, I and T
Catalyst/SMH High Income Fund	Class A, C, I and T
Catalyst/SMH Total Return Income Fund	Class A, C, I and T
Catalyst/Stone Beach Income Opportunity Fund	Class A, C, I and T
Catalyst/Teza Algorithmic Allocation Income Fund	Class A, C and I
Day Hagan Tactical Allocation Fund	Class A, C, I and T
Day Hagan Logix Tactical Dividend Fund	Class A, C, I and T
Empiric 2500 Fund	Class A and C
Eventide Dividend Opportunities Fund	Class A, C, N, I and T
Eventide Gilead Fund	Class A, C, N, I and T
Eventide Healthcare & Life Sciences Fund	Class A, C, N, I and T
Eventide Limited-Term Bond Fund	Class A, C, N, I and T
Eventide Multi-Asset Income Fund	Class A, C, N, I and T
JAG Large Cap Growth Fund	Class A, C, I and R

We give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 432 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

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